EXHIBIT 10.1

Contract Number：

Yueshang Information Technology (Beijing) Limited

Labor Contract

Party A：  Yueshang Information Technology (Beijing) Limited

Party B：   Li Hanfeng

Signing Date：12 October 2022

According to the "Labor Law of the People's Republic of China", "Labor Contract Law of the People's Republic of China" and other relevant laws and regulations, Party A and Party B have signed this contract on an equal basis, voluntarily and through consensus, and jointly abide by the terms listed in this contract.

1. Basic information of both parties to the labor contract

Article 1  Party A: Yueshang Information Technology (Beijing) Limited

Legal representative (main responsible person) or authorized agent: Jiao Zhebin

Company address: Room 101, 1st Floor, Building 8, Yard 18, Kechuang 10th Street, Beijing Economic and Technological Development Zone, Beijing

Contact Number:

Fax:

Article 2  Party B: Li Hanfeng

Gender: Male

Type of household registration (non-agricultural, agricultural): non-agricultural

Resident ID number:

Educational Level (Educational Degree):

Degree Certificate Number：

Emergency Contact:    Contact:      Address:

Home Address:

Residence address in Beijing:                          Postal code:

Place of Hukou Shanghai Province (City) Changning District (County)     Sub-district (township)

If the above personal information of Party B is changed, Party B is responsible for notifying Party A's personnel management department of the change within 1 week. If Party B fails to make changes in time, Party B shall be responsible for the consequences.

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2. Term of the Employment contract

Article 3 This contract is the first type of labor contract below

(I) Fixed term: This contract will take effect on October 12, 2022, and the trial period will end on April 11, 2023. This contract ends on October 11, 2025.

(II) To complete certain tasks: this contract will take effect on             / dd/ mm / yyyy, and will be effective on /               / dd/ mm / yyyy

3. Work content and work place

Article 4 Party B agrees that Party A will serve as the vice president of Yueshang Group & president of WTPay in Party A according to the work needs post work.

See the attachment for KPI indicators: Letter of Acceptance

Article 5 According to the job characteristics of Party A's position (type of work), Party B's work area or work place is Chaoyang District. According to Party A's work arrangement, Party B agrees to adjust the work place accordingly.

Article 6 During the contract period, Party B agrees that Party A will arrange and adjust Party B's jobs, positions and corresponding wages according to Party A's business conditions, work needs, as well as Party B's work ability and performance, performance, and assessment results. Level, Party B voluntarily obeys the management and arrangement of Party A.

Article 7 Party B shall complete the work arranged by Party A in accordance with the legal requirements of Party A, and meet the assessment standards of Party A.

Article 8 Party B's work quantity and quality requirements and work task indicators must be completed on time, with guaranteed quality and quantity in accordance with the job description and job requirements specified by Party A. At the same time, if there is a need for work, they should also complete the temporary work other than the work arranged for the post.

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4. Working hours and rest

Article 9 (1) Party A arranges Party B to implement the following first working hour system.

If the standard working hour system is implemented, Party B works 8 hours a day, 40 hours a week, and has a weekly rest day of .

If the comprehensive calculation of working hours is implemented, the average monthly working hours shall not exceed the statutory standard working hours.

If the irregular working system is implemented, Party B will arrange work and rest and vacations on its own, under the condition that Party A's work tasks are guaranteed to be completed.

(2) If Party A arranges Party B to work overtime, Party B shall not refuse without justifiable reasons. Remuneration is handled in accordance with the Labor Law of the People's Republic of China, the Labor Contract Law of the People's Republic of China and Party A's internal management system.

Article 10 Party B enjoys the festivals and statutory holidays stipulated by the state. If it is not possible to take vacations on statutory holidays due to work needs, Party A shall implement supplementary vacations or supplementary wages according to the relevant regulations of the state and the enterprise.

Article 11 Party A shall provide Party B with necessary working conditions and tools, and formulate work norms and occupational safety and health systems and standards.

Article 12 Party A is responsible for educating and training Party B on professional ethics, business technology, labor safety, labor discipline, and Party A's rules and regulations.

5. Labor remuneration

Article 13 Party B's salary during the probationary period: Basic salary 5,000 yuan/month + post bonus 35,000 yuan/month (not less than 80% of the salary after regularization, and not lower than the minimum wage in Beijing).

Article 14 After the official employment, the monthly salary level of Party B corresponds to its job position and position. Party A determines the monthly salary level of Party B according to the salary form, salary standard and assessment method stipulated by the company, and Party A is 10 per month. Day (if it is a holiday, it will be postponed to the next working day, or Party A will decide to pay in advance), the bank will pay Party B’s last month’s salary (or in currency) by bank card, and Party B’s salary will be 5,000 yuan/ Month + post bonus 35,000 yuan / month

Article 15 The salary system of Party A adopts the distribution form combining distribution according to work and floating bonus as the main body.

1. Party A's salary adopts a structured salary system. Party B's labor remuneration includes basic salary and basic bonus. The basic bonus is paid according to the overall performance of Party A, and will be paid together with the salary on the 10th of each month. If it is a holiday, it will be postponed to the first working day or Party A will decide to pay it in advance.

2. Party A has the right to pay monthly labor remuneration according to Party B's work performance and contribution. If Party B's registration or resignation is less than a full month, all the above payments will be calculated on a daily basis. The personal income tax payable by Party B shall be withheld and paid by Party A according to law.

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Article 16 Party A has the right to arrange, adjust and change the work of Party B according to the actual operating conditions, rules and regulations, Party B's ability and performance during the probationary period and the contract period after the regularization, and make arrangements in accordance with the relevant regulations of the enterprise , Adjust and change Party B's salary. Party B shall be subject to Party A's management, training, assessment and post changes and adjustments. If Party B does not obey the transfer, Party A can terminate the labor contract, and Party B shall bear the resulting liability for breach of contract and pay compensation in accordance with the liability for breach of contract stipulated in this contract.

6. Social insurance and other insurance benefits

Article 17 Both Party A and Party B shall participate in social insurance in accordance with the regulations of the state and Beijing Municipality. Party A shall handle relevant social insurance procedures for Party B and undertake corresponding social insurance obligations.

The premise of applying for social insurance benefits is that Party B must submit all the information required by Party A to the Personnel Department of Party A, including:

1. One original and one copy of Party B's ID card;

2. One original and one copy of Party B's highest academic degree and degree certificate;

3. Two one-inch bareheaded color photos of Party B with a white background;

4. Party B's original unit resignation certificate;

5. A copy of Party B's bank card (specify the account opening bank);

6. Recent medical report (must be provided);

7. Other supporting materials that Party A thinks Party B should provide (such as accounting certificate, driver's license, etc.)

If any of the documents, certificates and materials provided by Party B above are found to be concealed or falsified, Party A can immediately terminate the labor contract with Party B without prior notice and without paying Party B any fees. If Party A causes losses, Party A shall compensate for the losses.

Party B must submit the above information to the personnel department of Party A within two weeks of taking up the post. If Party B fails to provide the above documents, certificates and materials within the specified time, this contract shall be invalid. Any disputes arising from this have nothing to do with Party A.

After Party A and Party B rescind or terminate the labor contract, the payment of the above social insurance shall be terminated. Party B's insurance relationship can be transferred in accordance with relevant regulations only after Party A agrees.

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Article 18 The medical treatment of Party B's illness or non-work-related injury shall be implemented in accordance with the relevant regulations of the state and Beijing. Party A pays Party B sick pay at 80% of the minimum wage in Beijing.

Article 19 The medical treatment of Party B's illness or non-work-related injury shall be implemented in accordance with the relevant regulations of the state and Beijing. Party A pays Party B sick pay at 80% of the minimum wage in Beijing.

Article 20 The treatment of Party B suffering from occupational diseases or work-related injuries shall be implemented in accordance with the relevant regulations of the state and Beijing.

Article 21 Party A provides Party B with the following benefits:

7. Labor Discipline

Article 22 During the work period, Party B shall actively study and abide by the laws and regulations of the state and the labor discipline, various rules and regulations, employee handbook, salary and welfare system, performance appraisal system and the company's laws and regulations formulated by Party A according to the business needs. Various formula announcements, confidentiality agreements, job task indicators and work procedures, care for Party A's property, and abide by professional ethics; actively participate in the training organized by Party A, strive to improve professional skills, skills and self-quality, and do a good job with due diligence work and strictly keep Party A's trade secrets. (If there is any violation, Party A has the right to deal with it according to the circumstances and directly terminate this contract)

Article 23 Party A has the right to supervise the completion of Party B's work tasks. If Party B violates Party A's labor discipline and rules and regulations, Party A has the right to impose disciplinary or economic penalties in accordance with the company's rules and regulations, until cancel this contract.

Article 24 During the work and service period, Party B shall pay attention to protecting the security of Party A's assets, and shall not excerpt or disclose Party A's proprietary technology, design solutions, trade secrets and other intellectual property rights owned by Party A; Party B shall not engage in a second occupation or part-time job outside Party A without the written permission of Party A; shall not help any other unit or individual work for personal gain or other illegitimate interests; shall not hold, participate in shares, or join other parties in the same industry of Party A Enterprise or economic organization; shall not betray the interests of the company, and shall not use the position employed by Party A to engage in anything unrelated to the tasks assigned by Party A.

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Article 25 On the day when both parties terminate this contract, Party B must return all relevant Party A materials, documents and office supplies kept by individuals; company money and goods. Without the permission of Party A, Party B shall not reproduce, copy or retain Party A's materials in any way. If personal use or loan company money and items are lost or damaged, compensation shall be made according to the original price of the items.

Article 26 Both Party A and Party B agree to keep Party B's salary confidential.

8. Modification, cancellation, termination and renewal of labor contracts

Article 27 The cancellation, termination and renewal of the labor contract by both parties shall be carried out in accordance with the "Labor Contract Law of the People's Republic of China" and the relevant regulations of the state and Beijing.

(1) This contract may be terminated or changed at any time by mutual agreement between Party A and Party B.

(2) Either party unilaterally proposes to terminate this contract, it shall notify the other party in writing 30 days in advance.

(3) If Party B falls under any of the following circumstances, Party A may notify Party B to terminate this contract at any time without paying economic compensation:

a. During the probationary period, it is proved that they do not meet the employment conditions;

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b. Serious violation of the rules and regulations of the employer;

Party A and Party B hereby confirm that the following internal customers are all major "rules and regulations" of the employer, and one of the following situations constitutes Party B's "serious violation" of the rules and regulations of the employer, except that Party A has Party B has the right to terminate the labor contract at any time and Party B has no right to receive any economic compensation. Party B shall also compensate for all losses caused to Party A. If the circumstances are serious, Party A has the right to pursue Party B’s criminal responsibility according to law:

(a) Party B does not terminate all labor contracts and other employment contracts with other employers before signing this contract; or Party B is simultaneously employed by two or more employers during the validity period of this contract;

(b)Before Party B signed this contract, although Party B passed the employment medical examination and work experience investigation, or although Party A approved the exemption from the medical examination and work experience investigation, Party A found that there was concealment, falsification, false report or factual information after the signing of this contract. Inconsistencies (including but not limited to education, academic qualifications, work experience, physical conditions, etc.);

(c) Party B failed to keep Party A's business secrets. Party B shall abide by Party A's confidentiality system, and shall keep all Party A-related information (including but not limited to financial, customer, product, sales, etc.) (including but not limited to photocopies and electronic materials) are taken away from the workplace, and Party A’s relevant materials shall not be distributed or copied without authorization. When Party B leaves the company, all documents and items belonging to the company should be returned. Party B shall, at the request of Party A, sign an information ownership agreement or a confidentiality agreement with Party A in a timely manner to further improve the management of Party A's business secrets;

(d) Party B seriously violated the provisions of the employee handbook. Party B hereby promises: Before signing this contract, it has thoroughly read the contents of the employee handbook, and if the employee handbook is updated, Party B voluntarily and fully abides by it.

c. Serious dereliction of duty, malpractice for personal gain, and serious damage to the employer;

The "serious dereliction of duty, malpractice" referred to in this contract mainly refers to the following situations:

(a) Party B discloses Party A’s operation, production, and management secrets to competitors and other third parties, and Party A has sufficient evidence

(b) Party B's acceptance of rebates from subordinate employees or the company's business unit has caused significant damage to Party A

(c) Party B seriously violates labor discipline, rules and regulations, and does not obey the management of Party A, resulting in operational chaos

(d) Party B accepts rebates from partners or companies or individuals that have a competitive relationship with the company, leaking disclose all confidential information such as company technical secrets, trade secrets, etc.

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d. The laborer establishes labor relations with other employers at the same time, which has a serious impact on the completion of the work tasks of the employer, or refuses to make corrections upon the employer's proposal;

e. Unable to complete the work tasks of the post or refuse to complete the temporary work tasks assigned by the leader;

f. Acts that directly or indirectly seriously damage the interests or social reputation of Party A due to the personal behavior of Party B;

g. The labor contract is invalid due to violation of the provisions of the Labor Contract Law;

(4)Those who have been investigated for criminal responsibility according to law.(4) In any of the following circumstances, Party A may terminate this contract, but Party B shall be notified in writing 30 days in advance:

a. Party B is ill or injured not due to work, and after the prescribed medical treatment period expires, he is unable to engage in his original job or another job arranged by Party A.

b. If Party B is not competent for its own job, and after training or post adjustment, it is still not competent for the job (company employees shall be based on the job description and job requirements or the job performance evaluation system, and can also refer to Article 2, Item 2 of this contract. Standards and requirements, the operating department is based on the performance indicators of various positions issued by the company)

c. The objective situation on which this contract was concluded has undergone major changes, resulting in the inability to perform the original contract, and the two parties cannot reach an agreement on the modification of the contract through negotiation.

Article 28 If Party B falls under any of the following circumstances, Party A shall not terminate or rescind this contract in accordance with Article 27 of this contract:

1. Sickness or non-work-related injury within the prescribed medical treatment period;

2. Female employees are during pregnancy, childbirth and breastfeeding.

Article 29 If Party A falls under any of the following circumstances, Party B may terminate this contract at any time:

1. Party A forces Party B to work by means of violence, threats or illegal restrictions on personal freedom;

2. Party A is unable or fails to pay labor remuneration in accordance with the provisions of this contract;

3. Party B resigns in writing with justifiable reasons and with the written consent of Party A.

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Article 30 Party B shall notify Party A in writing 30 days before the termination date of the termination of this contract. Only after Party A's written approval can the relevant resignation procedures be handled according to Party A's requirements (however, the economic loss caused by Party B to Party A has not yet been completed). (except for those who have not been liable for breach of contract in accordance with the contract), if the contract is not terminated at the agreed time of advance notice or if the contract is terminated without the written permission of Party A after the proposal, the defaulter shall pay Party A 1 The monthly salary is used as liquidated damages. If Party B fails to pay liquidated damages, Party A has the right to refuse to go through the procedures for terminating the labor contract.

Article 31 This contract shall be terminated under any of the following circumstances:

(1) The labor contract expires;

(2) The worker begins to enjoy the basic endowment insurance benefits in accordance with the law;

(3) The worker dies, or is declared dead or missing by the people's court;

(4) The employing unit is declared bankrupt according to law;

(5) The employing unit has its business license revoked, is ordered to close down, or is revoked, or the employing unit decides to dissolve in advance;

(6) Other circumstances stipulated by laws and administrative regulations

Article 32 When the contractual relationship between Party A and Party B is terminated, no matter what the reason is, Party B shall go through the relevant resignation work handover procedures in strict accordance with Party A's resignation procedures and rules and regulations, otherwise it will be regarded as automatically giving up the enjoyment For the resignation rights and interests listed in this contract, Party A also imposes a penalty proportional to one month’s salary to Party B, and has the right to pursue relevant legal responsibilities and compensation liabilities for Party B’s loss to Party A. If Party B causes economic losses to Party A due to Party B's fault, Party B shall be liable for economic losses before the termination of this contract.

Article 33 Before the term of this contract expires, either party A or B shall notify the other party whether or not to renew the contract 30 days in advance. Both parties may renew the labor contract after negotiation and agreement. If the term of this contract expires, Party B requests not to renew the contract, but the service period agreed by both parties has not expired, Party A has the right to request Party B to compensate for the liquidated damages.

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9. Liability for breach of contract and economic compensation

Article 34 After meeting the conditions stipulated in the "Labor Contract Law", Party A shall pay the laborer economic compensation, and the economic compensation shall be paid to the laborer according to the standard of one month's salary for each full year of the laborer's working years in the unit. pay. If it is more than six months but less than one year, it will be calculated as one year; if it is less than six months, economic compensation of half a month's wages shall be paid to the laborer.

If the monthly salary of the laborer is higher than three times the average monthly salary of the employees in the previous year announced by the people's government of the municipality directly under the Central Government or the city divided into districts where the employing unit is located, the standard of economic compensation paid to him shall be paid according to the amount of three times the average monthly salary of the employees. The maximum period for which economic compensation is paid to it shall not exceed twelve years.

The term "monthly wage" as mentioned in this article refers to the average wage of the laborer in the twelve months prior to the termination or termination of the labor contract.

Article 35 Party B's liability for compensation Party B seriously violates discipline, or is seriously dereliction of duty, engages in malpractice for personal gain, and causes serious damage to Party A, and shall not be entitled to economic compensation, and shall compensate Party A for the following losses:

(1) Losses paid by Party A to recruit and employ Party B;

2) Party A's training for Party B; (The training is not funded by Party A for further study, practice, practice, training, etc. Party B will not agree to the service provided by Party A.) 1. Party B in Party A The service period of the work contract is provided to Party A by monthly apportionment. Compensation shall be paid on the basis of 100% of training, annual contract performance, travel expenses, travel expenses, travel expenses, travel expenses, meal expenses, training expenses, etc.; No compensation is required. )

(3) Economic losses caused to Party A's management and work.

(4) Party B guarantees that there will be no intellectual property disputes, infringement disputes, etc. during the period of Party A's inauguration. Party B is responsible for all disputes arising from personal reasons during Party B's employment at Party A after resignation, and Party A does not. assume any responsibility. Party B shall be responsible for the corresponding compensation for losses caused to Party A as a result.

(5) When Party B resigns, Party A’s new product information, design plans, and technical data shall not be taken out privately to engage in the same industry as Party A. Violators will be held accountable for all breaches of contract until their economic Liability and Legal Liability.

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10. Other agreements

Article 36 The term of resignation referred to in this contract shall be subject to the time when either Party A and Party B expressly terminate or resign from the employment relationship. If Party B refuses to receive salary and suspends the performance of the post, it will be regarded as a resignation.

Article 37 Party A shall, when rescinding or terminating this contract, issue a certificate of rescinding or terminating the labor contract for Party B, and with the cooperation of Party B, shall go through the transfer procedures of files and social insurance relationship for Party B within 15 days.

Article 38 Party B shall handle work handover in accordance with the agreement of both parties. If financial compensation should be paid, it shall be paid when the work handover is completed. Party B is not entitled to receive financial compensation when the work handover is not completed. The work handover procedures and obligations to be performed when Party B resigns shall be implemented in accordance with Party A’s rules and regulations, including but not limited to:

(1)    After the labor contract is terminated, Party B must provide Party A with the relevant materials, information and documents that should be provided by Party B within the time limit required by Party A, so as to ensure that Party A can handle file and social affairs for Party B within 15 days. Insurance relationship transfer procedures.

Party B promises that after the labor contract is terminated, it shall go through the work handover procedures in accordance with Party A's requirements in a timely manner. Both parties agree and accept that Party A may temporarily refrain from handling work, files and social security for Party B before Party B completes the relevant handover procedures. Transfer out procedure.

(2)    After the labor contract is terminated, after Party B has fulfilled the above-mentioned document provision and work handover obligations, Party A shall go through the transfer procedures of files and social insurance relationship for Party B in a timely manner. assume corresponding responsibilities. However, if Party B fails to provide Party A with the information of the new unit that uniformly undertakes its file and social insurance relationship, the necessary documents for file transfer, etc., or if the information provided is missing or wrong, Party B shall bear the relevant responsibilities.

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11. Both parties A and B agree to add the following contents to this contract

Article 39 Both Party A and Party B agree to add the following contents to this contract:

12. Labor dispute settlement and others

Article 40 If there is a dispute between Party A and Party B due to the performance of this contract, the parties may apply to the Labor Dispute Committee of Party A for mediation; if the mediation fails, they may apply to the Labor Dispute Arbitration Committee for arbitration. If you are not satisfied with the ruling, you may file a lawsuit in the people's court.

A party may also directly apply to the labor dispute arbitration commission for arbitration.

Article 41 Party A's "Confidentiality Agreement", "Employee Handbook", "Remuneration and Welfare System", "Performance Appraisal System", Party A's labor discipline, various rules and regulations and various public notices during the operation process, etc. It is an integral part of this contract and has the same legal effect as this contract.

Article 42 Once this contract is signed, it has legal effect. This contract is made in two copies, and each party holds one copy.

Article 43 If the matters not covered in this contract or the clauses are inconsistent with the relevant laws and regulations of the state and Beijing in the future, the relevant clauses shall be implemented in accordance with the relevant laws and regulations. However, the other terms of the contract are still valid.

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(Only for Signature)

Party A：	Party B：

Signing Date：	Signing Date：

Signing Place：Beijing	Signing Place：Beijing

Personal statement:

Party A has fully publicized the "Employee Handbook", "Remuneration and Welfare System", "Performance Appraisal System", various rules and regulations and various public notices, and Party B has no objection to compliance.

Party B has fully understood the contents and details of the "Employee Handbook", "Remuneration and Welfare System", "Performance Appraisal System" and various rules and regulations provided by Party A, and approves the implementation.

Party B Signing：	Date：

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